UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35214	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Road, Suite 210

Orlando, FL 32819

(Address of principal executive offices, including zip code)

(855) 294-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on February 28, 2016, API Technologies Corp. (the “Company”), RF1 Holding Company (“Parent”) and RF Acquisition Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). In connection with the Merger, three purported class action complaints have been filed on behalf of the stockholders against the Company, members of the board of directors, J.F. Lehman & Company, Parent and Merger Sub in the Circuit Court for the Ninth Judicial Circuit in and for Orange County, Florida (the “Circuit Court”). The three complaints are captioned as follows: Smith v. API Technologies Corp. et. al., 2016-CA-001988-O (Cir. Ct. Fl.); Marcus v. API Technologies Corp. et. al., 2016-CA-002257-O (Cir. Ct. Fl.); and Strougo v. API Technologies Corp. et. al., 2016-CA-002629-O (Cir. Ct. Fl.) (actions filed March 2, 2016, March 14, 2016, and March 24, 2016, respectively, and collectively, the “Stockholder Actions”).

On April 13, 2016, the parties to the Stockholder Actions entered into a memorandum of understanding (the “MOU”) reflecting an agreement in principle to resolve the Stockholder Actions. Subject to completion of certain confirmatory discovery by counsel to the plaintiffs, the MOU stipulates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the settlement contemplated by the MOU will be submitted to the Circuit Court for approval. If the settlement is finally approved by the Circuit Court, the Stockholder Actions will be dismissed with prejudice. As part of the settlement, the defendants deny all allegations of wrongdoing and deny that the disclosures in the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission by the Company on March 28, 2016 (“Definitive Information Statement”) were inadequate but have agreed to provide supplemental disclosures. The settlement will not affect the timing of the Merger or the amount of consideration to be paid in the Merger.

The Company believes that no further supplemental disclosure is required under applicable laws; however, to avoid the risk of the Stockholder Actions delaying or adversely affecting the Merger and to minimize the expense of defending such actions, the Company has agreed, pursuant to the terms of the MOU, to make certain disclosures that supplement and revise those contained in the Definitive Information Statement. The disclosures are contained below and should be read in conjunction with the Definitive Information Statement, which is available on the Internet site maintained by the Securities and Exchange Commission at http://www.sec.gov, along with periodic reports and other information the Company files with the Securities and Exchange Commission. The Company and the other named defendants have denied, and continue to deny, that they have committed or threatened to commit any violations of law or breaches of duty to the plaintiffs that were or could have been alleged in the Stockholder Actions, and expressly maintain that, to the extent applicable, they complied with their fiduciary and other legal duties and are providing these supplemental disclosures solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the Merger that might arise from further litigation. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Forward-Looking Statements

All statements included or referenced may contain statements that are not historical facts and that constitute “forward-looking statements” within the meaning of such term under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These forward-looking statements include statements regarding our business outlook, the demand for the products and services, the expected completion and timing of the merger and other information relating to the merger and all other statements included herein other than recitation of historical facts. Words such as “will,” “intends,” “expects,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” “targets” or similar expressions are intended to identify such forward-looking statements. Forward-looking statements included herein are subject to risks and uncertainties that could cause actual results or events to differ from such statements, including, without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies; and the risk that a closing condition to the proposed merger may not be satisfied, and that the merger may not be consummated, in a timely manner or at all. For additional information, please see Item 1A of Part I of our Annual Report on Form 10-K for the year ended November 30, 2015, which we refer to as our Annual Report, entitled “Risk Factors” and in other sections of our Annual Report, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Actual results may differ materially from those contained in the forward-looking statements included herein. Any forward-looking statements are based on information currently available to us and we assume no obligation to update these statements as circumstances change, except as required by law. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed herein and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE INFORMATION STATEMENT

The “The Merger” section of the Definitive Information Statement under the heading “Background of the Merger” is hereby amended by:

Amending and restating the third sentence of the eighth full paragraph on page 19.

Four of the executed confidentiality agreements contain standstill provisions that are effective for periods ranging from one to three years from the date of the confidentiality agreement, each of which remains in effect as of the state of this information statement and does not allow the counterparties to request a waiver of the standstill obligations.

The “Certain Financial Projections” section of the Definitive Information Statement is hereby amended by:

Adding the below additional paragraph to the end of the section.

In addition, in connection with its review of Jefferies’ discounted cash flow analysis, as described in the section entitled “Opinion of Financial Advisor,” the Company’s Board of Directors reviewed estimated future free cash flows which were derived by:

•	Subtracting Stock Based Compensation and Inventory Reserves from Management’s Adjusted EBITDA, as found in API’s Limited Capitalization Projections for 2016 to 2020, to derive Adjusted EBITDA;

•	Subtracting taxes, capital expenditures, and increases in working capital from Adjusted EBITDA for 2016 to 2020.

The present value of the free cash flows of API was estimated as follows:

	Estimated
	2016E	2017E	2018E	2019E	2020E	Terminal
Free Cash Flow	$18.1	$25.1	$31.9	$35.1	$35.0	$33.8

The “Opinion of the Financial Advisor” section of the Definitive Information Statement under the heading “Selected Companies Analysis” is hereby amended by:

Amending and restating the first sentence.

Jefferies reviewed publicly available financial and stock market information of the following six selected companies, based on a review of companies with revenues under $3.5 billion, gross margins between 14% and 50% and EBITDA margins less than 25%, that Jefferies in its professional judgment considered generally relevant to API for purposes of its financial analysis, which we refer to as the selected companies, and compared such information with similar financial data of API provided by our management to Jefferies:

•	Comtech Telecommunications Corp.

•	Cobham plc

•	Ducommun Incorporated

•	Kratos Defense & Security Solutions, Inc.

•	Mercury Systems, Inc.

•	Sparton Corporation

Inserting the following sentence and table immediately after second paragraph.

The multiples observed for the selected companies are set forth below.

Selected Comparable Company	Total Enterprise Value / CY 2015E EBITDA	Total Enterprise Value / CY 2016E EBITDA
Comtech Telecommunications Corp.	8.0	6.9

Cobham plc	9.4	9.5

Ducommun Incorporated	7.6	5.2

Kratos Defense & Security Solutions, Inc.	14.3	11.1

Mercury Systems, Inc.	13.4	10.1

Sparton Corporation	7.3	6.9

The “Opinion of the Financial Advisor” section of the Definitive Information Statement under the heading “Selected Transactions Analysis” is hereby amended by:

Amending and restating the first paragraph and table.

Jefferies reviewed financial data relating to 20 completed transactions listed below announced since January 1, 2008, that Jefferies in its professional judgment considered generally relevant as transactions involving target companies in the defense electronics sector with revenues between $15 million and $650 million and EBITDA margins of less than 25%, which we refer to as the selected transactions. Jefferies reviewed transaction values of the selected transactions, calculated as the purchase prices paid for the target companies involved in such transactions plus total debt, preferred stock and non-controlling interests (as applicable) less cash and cash equivalents as a multiple of the respective target companies’ latest twelve months EBITDA prior to announcement. The transactions considered, the month, date and year each transaction was announced, and the multiples observed for each of the transactions examined by Jefferies, are set forth below.

Announcement Date	Target	Acquiror	Enterprise Value / LTM EBITDA

6/1/15	Kratos Defense & Security Solutions, Electronic Products Division	Ultra Electronics Holdings plc	12.0x

5/20/14	Aeroflex Holding Corp.	Cobham plc	11.8x

11/4/13	Anaren, Inc.	The Veritas Capital Fund IV, L.P.	11.9x

10/21/13	Symmetricom Inc.	Microsemi Corp.	NA

8/26/13	Globecomm Systems Inc.	Wasserstein & Co.	7.7x

6/10/12	Micronetics Inc.	Mercury Computer Systems, Inc.	10.5x

12/23/11	KOR Electronics, Inc.	Mercury Computer Systems, Inc.	NA

6/13/11	EMS Technologies, Inc.	Honeywell International Inc.	12.8x

5/16/11	Integral Systems, Inc.	Kratos Defense & Security Solutions, Inc.	7.6x

Announcement Date	Target	Acquiror	Enterprise Value / LTM EBITDA
4/6/11	AML Communications, Inc.	Microsemi Corp.	10.1x

4/4/11	LaBarge, Inc.	Ducommun Incorporated	8.6x

3/28/11	Spectrum Control, Inc.	API Technologies Corp.	9.2x

2/7/11	Herley Industries Inc.	Kratos Defense & Security Solutions, Inc.	8.5x

11/26/10	CPI International, Inc.	The Veritas Capital Fund IV, L.P.	9.1x

10/13/10	Wavestream Corp.	Gilat Satellite Networks Ltd.	—

3/30/10	White Electronic Designs Corp.	Microsemi Corp	12.6

12/23/09	Merrimac Industries, Inc.	Crane Co.x	7.6x

5/13/08	M/A-COM, Inc.	Cobham plc	6.8x

5/12/08	Radyne Corp.	Comtech Telecommunications Corp.	11.4x

4/14/08	M.S. Kennedy, Corp.	Anaren, Inc.	6.0x

Removing the first sentence of the second paragraph.

The “Opinion of the Financial Advisor” section of the Definitive Information Statement under the heading “General” is hereby amended by:

Adding the following sentence at the end of the third paragraph.

Other than in connection with the merger, Jefferies did not perform any work for, nor receive any fees from, API in the two years preceding the date of its opinion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API TECHNOLOGIES CORP.

By:	/s/ Robert Tavares
Name: Robert Tavares
Title: President and Chief Executive Officer

Date: April 14, 2016